Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com

News Release

Belden Announces Results for Third Quarter 2019, Intent to Divest Grass Valley and Cost Reduction Program

St. Louis, Missouri - October 30, 2019 - Belden Inc. (NYSE: BDC), a leading global supplier of specialty networking solutions, today reported fiscal third quarter 2019 results for the period ended September 29, 2019. The Company also announced two significant outcomes of its comprehensive strategic portfolio review. These include the intent to divest the Live Media business (“Grass Valley”) and a new broad-based cost reduction program that is expected to result in $40 million of annualized savings.

Third Quarter 2019

Revenues for the quarter totaled $620.3 million, decreasing $35.5 million, or 5.4%, compared to $655.8 million in the third quarter 2018. Net loss was $(297.0) million, compared to $85.9 million in the prior-year period. Net loss included a $337.0 million after-tax non-cash impairment charge related to Grass Valley. EPS totaled $(6.70) compared to $1.80 in the third quarter 2018.

Excluding Grass Valley, adjusted revenues totaled $533.1 million, decreasing $20.9 million, or 3.8%, compared to $554.0 million in the third quarter 2018. Excluding Grass Valley, adjusted EPS was $1.18 compared to $1.29 in the third quarter 2018. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President, CEO, and Chairman of Belden Inc., said, “Revenues were near the midpoint of our expected range excluding Grass Valley. Consistent with our expectations, demand trends remained softer in some of our key Industrial markets in the third quarter, but we are encouraged by the improving trends in our Broadband business.”

Intent to Divest Grass Valley

Subsequent to the end of the third quarter, the Company made the decision to pursue the divestiture of Grass Valley. Based on the approval of Belden’s Board of Directors to divest this business and the probability that such divestiture will be consummated, Grass Valley’s financial results will be presented as discontinued operations in our fourth quarter and full year 2019 financial statements and prior periods will be recast for consistency.

Mr. Stroup remarked, “We completed a rigorous strategic review of our portfolio of businesses, and today’s announcement marks an important outcome. We concluded that it is in the best interests of our shareholders, customers, and employees to separate Grass Valley from Belden. This will enable Grass Valley to more effectively execute its strategic plan and pursue growth opportunities. Further, this separation will simplify Belden’s portfolio and improve organic growth and revenue visibility.”

“The remaining Belden portfolio will consist of strong businesses in attractive Industrial and Enterprise markets, each aligned with powerful secular trends. These include industrial automation, cybersecurity, broadband & 5G, and smart buildings. This portfolio, while smaller, offers improved predictability and multiple platforms for accelerating organic growth and margin expansion. In addition, we continue to see numerous opportunities for disciplined capital deployment as we invest in compelling inorganic opportunities in these robust markets,” said Mr. Stroup.

Cost Reduction Program

The divestiture of Grass Valley provides an opportunity for a broad-based organizational recalibration. As a result, the Company announced a cost reduction program that is designed to improve performance and enhance margins, delivering a $40 million annualized reduction in selling, general, and administrative expenses. The Company intends to deliver improvements by streamlining the organizational structure and investing in technology to drive productivity. These actions will begin immediately, with some benefit in 2020, and the full benefit in 2021.

“Belden has a long track record of substantial growth, margin expansion, and shareholder value creation, but we are not satisfied with our recent performance. We are reaffirming our commitment to our stated financial goals, including a total revenue CAGR of 5-7% and EBITDA margins of 20-22%. The Company will be well-positioned to achieve these goals after executing these actions. Importantly, the expected cost savings will more than offset the free cash flow dilution associated with the divestiture of Grass Valley,” said Mr. Stroup.

Outlook

“Near-term demand trends remain challenging, but our simplified portfolio of businesses is aligned with long-term secular trends and positioned for profitable growth. We are updating our expectations of revenue and EPS from continuing operations since Grass Valley will be presented as discontinued operations in our fourth quarter and full year 2019 financial statements,” said Mr. Stroup.

The Company expects fourth quarter 2019 revenues to be $510 - $530 million. For the full year ending December 31, 2019, the Company now expects revenues to be $2.092 - $2.112 billion.

The Company expects fourth quarter 2019 GAAP EPS to be $0.00 - $0.15. For the full year ending December 31, 2019, the Company now expects GAAP EPS of $2.04 - $2.19. This full year 2019 guidance relates to income from continuing operations and excludes Grass Valley, the $337.0 million after-tax non-cash impairment charge related to Grass Valley and an estimated loss of $75 million upon a sale of Grass Valley, primarily related to its accumulated foreign currency translation losses, as these items will be included in income (losses) from discontinued operations.

The Company expects fourth quarter 2019 adjusted EPS to be $1.00 - $1.15. For the full year ending December 31, 2019, the Company now expects adjusted EPS of $4.32 - $4.47.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-599-8686; the dial-in number for participants outside the U.S. is 720-543-0302. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Net Income and Earnings per Share (EPS)

All references to Net Income and EPS within this earnings release refer to net income attributable to Belden and income from continuing operations per diluted share attributable to Belden common stockholders, respectively.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018

	(In thousands, except per share data)
Revenues	$620,318	$655,774	$1,845,023	$1,929,978
Cost of sales	(384,916)	(394,917)	(1,143,870)	(1,180,931)
Gross profit	235,402	260,857	701,153	749,047
Selling, general and administrative expenses	(120,169)	(132,716)	(365,439)	(396,430)
Research and development expenses	(31,351)	(33,471)	(100,539)	(107,781)
Amortization of intangibles	(22,243)	(25,533)	(67,952)	(74,990)
Goodwill and other asset impairment	(342,146)	—	(342,146)	—
Gain from patent litigation	—	62,141	—	62,141
Operating income (loss)	(280,507)	131,278	(174,923)	231,987
Interest expense, net	(14,200)	(14,472)	(42,561)	(46,538)
Non-operating pension benefit	489	1,356	1,517	824
Loss on debt extinguishment	—	—	—	(22,990)
Income (loss) before taxes	(294,218)	118,162	(215,967)	163,283
Income tax expense	(2,797)	(32,304)	(13,580)	(46,063)
Net income (loss)	(297,015)	85,858	(229,547)	117,220
Less: Net income (loss) attributable to noncontrolling interests	(6)	(23)	60	(148)
Net income (loss) attributable to Belden	(297,009)	85,881	(229,607)	117,368
Less: Preferred stock dividends	971	8,732	18,437	26,198
Net income (loss) attributable to Belden common stockholders	$(297,980)	$77,149	$(248,044)	$91,170

Weighted average number of common shares and equivalents:
Basic	44,444	40,510	41,090	40,960
Diluted	44,444	47,678	41,090	41,268

Basic income (loss) per share attributable to Belden common stockholders:	$(6.70)	$1.90	$(6.04)	$2.23

Diluted income (loss) per share attributable to Belden common stockholders:	$(6.70)	$1.80	$(6.04)	$2.21

Common stock dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

	Enterprise Solutions	Industrial Solutions	Total Segments

	(In thousands, except percentages)

For the three months ended September 29, 2019
Segment Revenues	$368,080	$252,238	$620,318
Segment EBITDA	56,814	44,614	101,428
Segment EBITDA margin	15.4%	17.7%	16.4%
Depreciation expense	7,381	4,766	12,147
Amortization of intangibles	9,780	12,463	22,243
Amortization of software development intangible assets	1,161	36	1,197
Severance, restructuring, and acquisition integration costs	4,045	—	4,045
Purchase accounting effects of acquisitions	(186)	—	(186)
Goodwill and other asset impairment	342,146	—	342,146

For the three months ended September 30, 2018
Segment Revenues	$392,080	$266,923	$659,003
Segment EBITDA	72,210	53,750	125,960
Segment EBITDA margin	18.4%	20.1%	19.1%
Depreciation expense	7,092	4,579	11,671
Amortization of intangibles	12,322	13,211	25,533
Amortization of software development intangible assets	620	—	620
Severance, restructuring, and acquisition integration costs	9,528	2,160	11,688
Purchase accounting effects of acquisitions	821	—	821
Deferred revenue adjustments	3,229	—	3,229

For the nine months ended September 29, 2019
Segment Revenues	$1,064,469	$780,554	$1,845,023
Segment EBITDA	149,855	139,531	289,386
Segment EBITDA margin	14.1%	17.9%	15.7%
Depreciation expense	22,655	14,515	37,170
Amortization of intangibles	29,270	38,682	67,952
Amortization of software development intangible assets	3,119	87	3,206
Severance, restructuring, and acquisition integration costs	10,904	—	10,904
Purchase accounting effects of acquisitions	1,845	—	1,845
Goodwill and other asset impairment	342,146	—	342,146

For the nine months ended September 30, 2018
Segment Revenues	$1,142,765	$795,102	$1,937,867
Segment EBITDA	199,943	153,401	353,344
Segment EBITDA margin	17.5%	19.3%	18.2%
Depreciation expense	21,465	14,097	35,562
Amortization of intangibles	35,301	39,689	74,990
Amortization of software development intangible assets	1,344	—	1,344
Severance, restructuring, and acquisition integration costs	46,949	10,061	57,010
Purchase accounting effects of acquisitions	2,359	—	2,359
Deferred revenue adjustments	7,889	—	7,889

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018

	(In thousands)
Total Segment Revenues	$620,318	$659,003	$1,845,023	$1,937,867
Deferred revenue adjustments	—	(3,229)	—	(7,889)
Consolidated Revenues	$620,318	$655,774	$1,845,023	$1,929,978

Total Segment EBITDA	$101,428	$125,960	$289,386	$353,344
Eliminations	(343)	(627)	(1,086)	(1,616)
Total non-operating pension benefit	489	1,356	1,517	824
Consolidated Adjusted EBITDA (1)	101,574	126,689	289,817	352,552
Goodwill and other asset impairment	(342,146)	—	(342,146)	—
Amortization of intangibles	(22,243)	(25,533)	(67,952)	(74,990)
Interest expense, net	(14,200)	(14,472)	(42,561)	(46,538)
Depreciation expense	(12,147)	(11,671)	(37,170)	(35,562)
Severance, restructuring, and acquisition integration costs	(4,045)	(11,688)	(10,904)	(57,010)
Amortization of software development intangible assets	(1,197)	(620)	(3,206)	(1,344)
Purchase accounting effects related to acquisitions	186	(821)	(1,845)	(2,359)
Loss on debt extinguishment	—	—	—	(22,990)
Deferred revenue adjustments	—	(3,229)	—	(7,889)
Loss on sale of assets	—	—	—	(94)
Gain from patent litigation	—	62,141	—	62,141
Costs related to patent litigation	—	(2,634)	—	(2,634)
Consolidated income (loss) before taxes	$(294,218)	$118,162	$(215,967)	$163,283

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 29, 2019	December 31, 2018
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$296,742	$420,610
Receivables, net	460,044	465,939
Inventories, net	290,995	316,418
Other current assets	74,876	55,757
Total current assets	1,122,657	1,258,724
Property, plant and equipment, less accumulated depreciation	384,183	365,970
Operating lease right-of-use assets	78,788	—
Goodwill	1,265,006	1,557,653
Intangible assets, less accumulated amortization	471,386	511,093
Deferred income taxes	88,118	56,018
Other long-lived assets	31,857	29,863
	$3,441,995	$3,779,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$275,889	$352,646
Accrued liabilities	301,599	364,276
Total current liabilities	577,488	716,922
Long-term debt	1,403,670	1,463,200
Postretirement benefits	127,090	132,791
Deferred income taxes	75,192	39,943
Long-term operating lease liabilities	73,436	—
Other long-term liabilities	40,309	38,877
Stockholders’ equity:
Preferred stock	—	1
Common stock	503	503
Additional paid-in capital	807,087	1,139,395
Retained earnings	667,703	922,000
Accumulated other comprehensive loss	(29,111)	(74,907)
Treasury stock	(307,482)	(599,845)
Total Belden stockholders’ equity	1,138,700	1,387,147
Noncontrolling interests	6,110	441
Total stockholders’ equity	1,144,810	1,387,588
	$3,441,995	$3,779,321

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Nine Months Ended
	September 29, 2019	September 30, 2018

	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(229,547)	117,220
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill and other asset impairment	342,146	—
Depreciation and amortization	108,328	111,896
Share-based compensation	12,115	14,657
Loss on debt extinguishment	—	22,990
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	6,002	(25,338)
Inventories	32,261	(16,642)
Accounts payable	(78,346)	(81,296)
Accrued liabilities	(70,368)	(29,474)
Income taxes	(19,650)	4,463
Other assets	(9,088)	(13,267)
Other liabilities	(4,336)	(4,350)
Net cash provided by operating activities	89,517	100,859
Cash flows from investing activities:
Capital expenditures	(74,068)	(63,451)
Cash used to acquire businesses, net of cash acquired	(50,951)	(84,580)
Proceeds from disposal of tangible assets	19	1,556
Proceeds from disposal of business	—	40,171
Net cash used for investing activities	(125,000)	(106,304)
Cash flows from financing activities:
Payments under share repurchase program	(50,000)	(125,000)
Cash dividends paid	(32,153)	(32,421)
Withholding tax payments for share-based payment awards	(2,063)	(2,004)
Other	(232)	—
Payments under borrowing arrangements	—	(484,757)
Debt issuance costs paid	—	(7,609)
Redemption of stockholders' rights agreement	—	(411)
Borrowings under credit arrangements	—	431,270
Net cash used for financing activities	(84,448)	(220,932)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(3,937)	(5,704)
Decrease in cash and cash equivalents	(123,868)	(232,081)
Cash and cash equivalents, beginning of period	420,610	561,108
Cash and cash equivalents, end of period	$296,742	$329,027

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018

	(In thousands, except percentages and per share amounts)
GAAP revenues	$620,318	$655,774	$1,845,023	$1,929,978
Deferred revenue adjustments	—	3,229	—	7,889
Adjusted revenues	$620,318	$659,003	$1,845,023	$1,937,867

Less: Grass Valley adjusted revenue	87,221	104,966	263,434	324,217
Adjusted revenues excluding Grass Valley	$533,097	$554,037	$1,581,589	$1,613,650

GAAP gross profit	$235,402	$260,857	$701,153	$749,047
Amortization of software development intangible assets	1,197	620	3,206	1,344
Severance, restructuring, and acquisition integration costs	792	4,820	1,777	21,482
Deferred revenue adjustments	—	3,229	—	7,889
Purchase accounting effects related to acquisitions	(186)	558	532	1,833
Adjusted gross profit	$237,205	$270,084	$706,668	$781,595

Less: Grass Valley adjusted gross profit	37,709	51,409	114,105	152,624
Adjusted gross profit excluding Grass Valley	$199,496	$218,675	$592,563	$628,971

GAAP gross profit margin	37.9%	39.8%	38.0%	38.8%
Adjusted gross profit margin	38.2%	41.0%	38.3%	40.3%
Adjusted gross profit margin excluding Grass Valley	37.4%	39.5%	37.5%	39.0%

GAAP selling, general and administrative expenses	$(120,169)	$(132,716)	$(365,439)	$(396,430)
Severance, restructuring, and acquisition integration costs	3,253	6,341	8,364	30,287
Costs related to patent litigation	—	2,634	—	2,634
Purchase accounting effects related to acquisitions	—	263	1,313	526
Loss on sale of assets	—	—	—	94
Adjusted selling, general and administrative expenses	$(116,916)	$(123,478)	$(355,762)	$(362,889)

GAAP research and development expenses	$(31,351)	$(33,471)	$(100,539)	$(107,781)
Severance, restructuring, and acquisition integration costs	—	527	763	5,241
Adjusted research and development expenses	$(31,351)	$(32,944)	$(99,776)	$(102,540)

GAAP net income (loss) attributable to Belden	$(297,009)	$85,881	$(229,607)	$117,368
Interest expense, net	14,200	14,472	42,561	46,538
Income tax expense	2,797	32,304	13,580	46,063
Loss on debt extinguishment	—	—	—	22,990
Non-controlling interests	(6)	(23)	60	(148)
Total non-operating adjustments	16,991	46,753	56,201	115,443

Goodwill and other asset impairment	342,146	—	342,146	—
Amortization of intangible assets	22,243	25,533	67,952	74,990
Severance, restructuring, and acquisition integration costs	4,045	11,688	10,904	57,010
Amortization of software development intangible assets	1,197	620	3,206	1,344
Purchase accounting effects related to acquisitions	(186)	821	1,845	2,359
Deferred revenue adjustments	—	3,229	—	7,889
Costs related to patent litigation	—	2,634	—	2,634
Loss on sale of assets	—	—	—	94
Gain from patent litigation	—	(62,141)	—	(62,141)
Total operating income adjustments	369,445	(17,616)	426,053	84,179
Depreciation expense	12,147	11,671	37,170	35,562

Adjusted EBITDA	$101,574	$126,689	$289,817	$352,552

Less: Grass Valley adjusted EBITDA	12,228	24,260	33,894	63,676
Adjusted EBITDA excluding Grass Valley	$89,346	$102,429	$255,923	$288,876

GAAP net income (loss) margin	(47.9)%	13.1%	(12.4)%	6.1%
Adjusted EBITDA margin	16.4%	19.2%	15.7%	18.2%
Adjusted EBITDA margin excluding Grass Valley	16.8%	18.5%	16.2%	17.9%

GAAP net income (loss) attributable to Belden	$(297,009)	$85,881	$(229,607)	$117,368
Operating income adjustments from above	369,445	(17,616)	426,053	84,179
Loss on debt extinguishment	—	—	—	22,990
Tax effect of adjustments above	(11,385)	8,776	(22,857)	(17,859)
Impact of Tax Cuts and Jobs Act enactment	—	4,835	—	5,308
Amortization expense attributable to noncontrolling interest, net of tax	—	(17)	—	(50)
Adjusted net income attributable to Belden	$61,051	$81,859	$173,589	$211,936
Less: Grass Valley adjusted net income	7,227	20,224	20,196	45,799
Adjusted net income attributable to Belden excluding Grass Valley	$53,824	$61,635	$153,393	$166,137

GAAP net income (loss) attributable to Belden	$(297,009)	$85,881	$(229,607)	$117,368
Less: Preferred stock dividends	971	—	18,437	26,198
GAAP net income (loss) attributable to Belden common stockholders	$(297,980)	$85,881	$(248,044)	$91,170

Adjusted net income attributable to Belden excluding Grass Valley	$53,824	$61,635	$153,393	$166,137
Less: Preferred stock dividends	—	—	18,437	26,198
Adjusted net income attributable to Belden common stockholders excluding Grass Valley	$53,824	$61,635	$134,956	$139,939

GAAP income (loss) per diluted share attributable to Belden common stockholders	$(6.70)	$1.80	$(6.04)	$2.21
Adjusted income per diluted share attributable to Belden common stockholders excluding Grass Valley	$1.18	$1.29	$3.27	$3.39

GAAP diluted weighted average shares	44,444	47,678	41,090	41,268
Adjustment for assumed conversion of preferred stock into common stock	1,130	—	—	—
Adjustment for anti-dilutive shares that are dilutive under adjusted measures	166	—	209	—
Adjusted diluted weighted average shares	45,740	47,678	41,299	41,268

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended				Year Ended	Three Months Ended
	April 1, 2018	July 1, 2018	September 30, 2018	December 31, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 29, 2019

	(In thousands, except percentages)
GAAP revenues	$605,565	$668,639	$655,774	$655,390	$2,585,368	$587,175	$637,530	$620,318
Deferred revenue adjustments	1,858	2,802	3,229	(1,277)	6,612	—	—	—
Less: Grass Valley adjusted revenues	108,708	110,543	104,966	102,061	426,278	87,035	89,178	87,221
Adjusted revenues excluding Grass Valley	$498,715	$560,898	$554,037	$552,052	$2,165,702	$500,140	$548,352	$533,097

GAAP gross profit	$230,594	$257,596	$260,857	$259,365	$1,008,412	$224,728	$241,023	$235,402
Amortization of software development intangible assets	236	488	620	844	2,188	937	1,072	1,197
Severance, restructuring, and acquisition integration costs	9,431	7,231	4,820	6,648	28,130	562	423	792
Deferred revenue adjustments	1,858	2,802	3,229	(1,277)	6,612	—	—	—
Purchase accounting effects related to acquisitions	502	773	558	—	1,833	—	718	(186)
Less: Grass Valley adjusted gross profit	48,496	52,718	51,409	46,565	199,188	39,313	37,083	37,709
Adjusted gross profit excluding Grass Valley	$194,125	$216,172	$218,675	$219,015	$847,987	$186,914	$206,153	$199,496

GAAP gross profit margin	38.1%	38.5%	39.8%	39.6%	39.0%	38.3%	37.8%	37.9%
Adjusted gross profit margin excluding Grass Valley	38.9%	38.5%	39.5%	39.7%	39.2%	37.4%	37.6%	37.4%

GAAP net income (loss) attributable to Belden	$2,618	$28,869	$85,881	$43,526	$160,894	$25,202	$42,200	$(297,009)
Interest expense, net	16,978	15,088	14,472	15,021	61,559	14,193	14,168	14,200
Income tax expense	4,420	9,339	32,304	13,556	59,619	5,621	5,162	2,797
Loss on debt extinguishment	19,960	3,030	—	—	22,990	—	—	—
Non-controlling interest	(48)	(77)	(23)	(35)	(183)	(24)	90	(6)
Total non-operating adjustments	41,310	27,380	46,753	28,542	143,985	19,790	19,420	16,991
Goodwill and other asset impairment	—	—	—	—	—	—	—	342,146
Amortization of intangible assets	24,418	25,039	25,533	23,839	98,829	23,341	22,368	22,243
Severance, restructuring, and acquisition integration costs	20,394	24,928	11,688	11,603	68,613	3,775	3,082	4,045
Deferred revenue adjustments	1,858	2,802	3,229	(1,277)	6,612	—	—	—
Purchase accounting effects related to acquisitions	502	1,036	821	1,138	3,497	1,313	718	(186)
Amortization of software development intangible assets	236	488	620	844	2,188	937	1,072	1,197
Loss on sale of assets	94	—	—	—	94	—	—	—
Non-operating pension settlement loss	—	—	—	1,342	1,342	—	—	—
Costs related to patent litigation	—	—	2,634	—	2,634	—	—	—
Gain from patent litigation	—	—	(62,141)	—	(62,141)	—	—	—
Total operating income adjustments	47,502	54,293	(17,616)	37,489	121,668	29,366	27,240	369,445
Depreciation expense	11,865	12,026	11,671	12,053	47,615	12,723	12,301	12,147
Less: Grass Valley adjusted EBITDA	18,803	20,613	24,260	18,804	82,480	11,415	10,251	12,228
Adjusted EBITDA excluding Grass Valley	$84,492	$101,955	$102,429	$102,806	$391,682	$75,666	$90,910	$89,346

GAAP net income margin	0.4%	4.3%	13.1%	6.6%	6.2%	4.3%	6.6%	-47.9%
Adjusted EBITDA margin excluding Grass Valley	16.9%	18.2%	18.5%	18.6%	18.1%	15.1%	16.6%	16.8%

GAAP net income (loss) attributable to Belden	$2,618	$28,869	$85,881	$43,526	$160,894	$25,202	$42,200	$(297,009)
Operating income adjustments from above	47,502	54,293	(17,616)	37,489	121,668	29,366	27,240	369,445
Loss on debt extinguishment	19,960	3,030	—	—	22,990	—	—	—
Tax effect of adjustments above	(12,112)	(13,577)	8,776	(7,979)	(25,838)	(6,419)	(5,053)	(11,385)
Impact of Tax Cuts and Jobs Act enactment	(473)	—	4,835	4,689	9,997	—	—	—
Amortization expense attributable to noncontrolling interests, net of tax	(17)	(16)	(17)	(16)	(66)	—	—	—
Less: Grass Valley adjusted net income	12,578	12,997	20,224	19,105	64,904	6,761	6,208	7,227
Adjusted net income attributable to Belden excluding Grass Valley	$44,900	$59,602	$61,635	$58,604	$224,741	$41,388	$58,179	$53,824

GAAP net income (loss) attributable to Belden	$2,618	$28,869	$85,881	$43,526	$160,894	$25,202	$42,200	$(297,009)
Less: Preferred stock dividends	8,733	8,733	—	8,733	34,931	8,733	8,733	971
GAAP net income (loss) attributable to Belden common stockholders	$(6,115)	$20,136	$85,881	$34,793	$125,963	$16,469	$33,467	$(297,980)

Adjusted net income attributable to Belden excluding Grass Valley	$44,900	$59,602	$61,635	$58,604	$224,741	$41,388	$58,179	$53,824
Less: Preferred stock dividends	8,733	8,733	—	—	34,931	8,733	—	—
Adjusted net income attributable to Belden common stockholders excluding Grass Valley	$36,167	$50,869	$61,635	$58,604	$189,810	$32,655	$58,179	$53,824

GAAP income (loss) per diluted share attributable to Belden common stockholders	$(0.15)	$0.49	$1.80	$0.87	$3.08	$0.42	$0.84	$(6.70)

Adjusted income excluding Grass Valley per diluted share attributable to Belden common stockholders	$0.86	$1.24	$1.29	$1.25	$4.63	$0.82	$1.25	$1.18

GAAP diluted weighted average shares	41,633	40,974	47,678	40,031	40,956	39,660	39,611	44,444
Adjustment for assumed conversion of preferred stock into common stock	—	—	—	6,857	—	—	6,857	1,130
Adjustment for anti-dilutive shares that are dilutive under adjusted measures	377	—	—	—	—	—	—	166
Adjusted diluted weighted average shares	42,010	40,974	47,678	46,888	40,956	39,660	46,468	45,740

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018

	(In thousands)
GAAP net cash provided by operating activities	$67,872	$130,221	89,517	$100,859
Capital expenditures, net of proceeds from the disposal of tangible assets	(23,299)	(23,919)	(74,049)	(61,895)
Non-GAAP free cash flow	$44,573	$106,302	$15,468	$38,964

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2019 EARNINGS GUIDANCE

	Year Ended December 31, 2019	Three Months Ended December 31, 2019

Adjusted income per diluted share attributable to Belden common stockholders	$4.32 - $4.47	$1.00 - $1.15
Amortization of intangible assets	(1.69)	(0.48)
Severance, restructuring, and acquisition integration costs	(0.58)	(0.52)
Purchase accounting effects of acquisitions	(0.01)	—
GAAP income per diluted share attributable to Belden common stockholders	$2.04 - $2.19	$0.00 - $0.15
Our guidance for income per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release and any statements made by us concerning the release may contain forward-looking statements including our expectations for the fourth quarter and full-year 2019, the Grass Valley divestment plan and the results of our restructuring program. Forward-looking statements include statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the increased influence of chief information officers and similar high-level executives; the presence of substitute products in the marketplace; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased prevalence of cloud computing; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the impact of changes in global tariffs and trade agreements; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the impact of a challenging global economy or a downturn in served markets; the competitiveness of the global markets in which we operate; volatility in credit and foreign exchange markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the inability to obtain components in sufficient quantities on commercially reasonable terms; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the quarter ended December 31, 2018, filed with the SEC on February 20, 2019. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com